Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Reports

First Quarter 2013 Financial Results

Partnership achieves further operating improvements;

Nears comprehensive resolution to credit facility maturity to enhance financial flexibility

COLUMBUS, Ohio, May 15, 2013 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) today announced first quarter 2013 financial results.

Adjusted EBITDA1 was $9.0 million for the first quarter of 2013 compared to $11.0 million for the first quarter of 2012. Adjusted EBITDA declined due to the planned lower sales volume from the Partnership’s Illinois Basin operations. Cash margin per ton increased 7.9 percent to $6.40 in the first quarter of 2013 from $5.93 in the first quarter of 2012. This was driven by a 3.3 percent increase in coal sales revenue per ton to $50.65, partially offset by a 2.7 percent increase in cash cost of coal sales per ton to $44.25 as a result of the planned lower production from the Illinois Basin operations and increased purchased coal volume.

Net loss for the first quarter of 2013 was $6.3 million compared to a net loss of $15.7 million for the first quarter of 2012. Net loss for the first quarter of 2013 included $0.1 million of impairment and restructuring expenses and a $0.5 million loss on disposal of assets. Net loss for the first quarter of 2012 included $8.4 million in impairment and restructuring expenses and a $1.1 million loss on disposal of assets. Excluding impairment and restructuring expenses and losses on disposal of assets, Adjusted Net Loss2 would have been $5.7 million for the first quarter of 2013 compared to $6.2 million for the first quarter of 2012.

“I am pleased to report that the year is off to a good start with first quarter Adjusted EBITDA performance showing a $1.0 million improvement over the fourth quarter,” said Oxford’s President and Chief Executive Officer Charles C. Ungurean. “We have been working diligently to address the upcoming credit facility maturity and expect to announce a comprehensive resolution within the next few weeks. With this increased financial flexibility, we will be better positioned to participate in a coal market rebound. We are encouraged by the recent decline in utility stockpiles and higher natural gas prices in our region, both of which should drive increasing demand in our market. Our recent actions to improve cash margins set the stage for us to generate further profitability improvement on higher future coal volumes.”

Business Update

Oxford’s projected sales volume is almost fully committed and priced for 2013, underscoring the strength of its long-term customer relationships and its strategic importance in its core region. For 2014, projected sales volume is 79 percent committed (with 47 percent of the projected sales volume priced and 32 percent of the projected sales volume unpriced).

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1 The definition of Adjusted EBITDA, which is a non-GAAP financial measure, and a reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

2 The definition of Adjusted Net Loss, which is a non-GAAP financial measure, and a reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

As a leading low-cost producer of thermal coal and the largest producer of surface mined coal in Ohio, Oxford is focused on its core Northern Appalachian operations. Continued rationalization of the Partnership’s Illinois Basin operations has allowed for the transfer of excess equipment to the Northern Appalachian mines, which has reduced capital expenditure spending. Based on current market conditions, the Partnership expects to idle production at its Illinois Basin operations and conclude its restructuring activities by the end of 2013.

Liquidity

As of March 31, 2013, the Partnership had $5.3 million of cash with no available borrowing capacity on its credit facility. In February 2013, the Partnership enhanced liquidity with the receipt of a settlement of $2.1 million from a purchase coal supplier to settle a contract dispute. The Partnership continues to pursue the sale of excess Illinois Basin equipment which had a net book value of $6.1 million at the end of the first quarter.

Credit Facility

The Partnership’s current revolving credit facility matures in July 2013. Accordingly, as previously reported, the Partnership has been engaged in active negotiations addressing this upcoming maturity and expects to announce a comprehensive resolution within the next few weeks.

Because this resolution is not yet finalized and the Partnership is now in default of certain financial covenants, the borrowings under the credit facility of $147.5 million are presented as a current liability in its March 31, 2013 consolidated financial statements. The Partnership has obtained a forbearance agreement from the lenders under the credit facility pursuant to which the lenders have agreed to forbear from seeking any remedies for such defaults for a period of 30 days.

2013 Guidance

The Partnership provides the following updated guidance for 2013 based on its current industry outlook:

The Partnership expects to produce between 6.0 million tons and 6.5 million tons and sell between 6.4 million tons and 6.9 million tons of thermal coal. The average selling price is projected to be $50.50 per ton to $52.50 per ton, with an anticipated average cost of $42.85 per ton to $44.85 per ton.

Adjusted EBITDA is expected to be in the range of $45 million to $50 million.

The Partnership anticipates capital expenditures of between $22 million and $25 million.

Conference Call

The Partnership will host a conference call at 10:00 a.m. Eastern Time today (May 15, 2013) to review its first quarter 2013 financial results. To participate in the call, dial (866) 825-1709 or (617) 213-8060 for international callers and provide passcode 96709673. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 12:00 p.m. Eastern Time on May 15, 2013, and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers.  The replay passcode is 15360368.  The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value steam coal in Northern Appalachia. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

Forward-Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including the statements and information set forth under the headings “Business Update,” “Liquidity,” “Credit Facility” and “2013 Guidance.”

These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both our mining operations and our underground coal reserves that we do not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms from CONSOL Energy Inc. in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands, except for unit data)

	Three Months Ended
	March 31,
	2013	2012

REVENUES:
Coal sales	$84,793	$94,813
Other revenue	3,933	3,054
Total revenues	88,726	97,867

COSTS AND EXPENSES:
Cost of coal sales:
Produced coal	67,422	79,946
Purchased coal	6,601	3,203
Total cost of coal sales (excluding depreciation, depletion and amortization)	74,023	83,149
Cost of other revenue	403	427
Depreciation, depletion and amortization	12,933	13,682
Selling, general and administrative expenses	4,164	4,045
Impairment and restructuring expenses	141	8,355
Loss on disposal of assets	418	1,177
Total costs and expenses	92,082	110,835
(LOSS) INCOME FROM OPERATIONS	(3,356)	(12,968)

Interest income	1	1
Interest expense	(2,922)	(2,718)
NET LOSS	(6,277)	(15,685)

Net income attributable to noncontrolling interest	(270)	(91)
Net loss attributable to Oxford Resource
Partners, LP unitholders	(6,547)	(15,776)
Net loss allocated to general partner	(131)	(315)
Net income loss allocated to limited partners	$(6,416)	$(15,461)

Net loss per limited partner unit:
Basic	$(0.31)	$(0.75)
Diluted	$(0.31)	$(0.75)

Weighted average number of limited partner units outstanding:
Basic	20,756,081	20,689,448
Diluted	20,756,081	20,689,448

Distributions paid per unit:
Limited partners:
Common	$-	$0.4375
Subordinated	$-	$0.4375
General partner	$-	$0.4375

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012

(in thousands, except for unit data)

	As of March 31, 2013	As of December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,338	$3,977
Accounts receivable	29,790	19,792
Inventory	11,465	12,554
Advance royalties	4,880	4,461
Prepaid expenses and other assets	1,797	2,046
Assets held for sale	-	6,106
Total current assets	53,270	48,936

PROPERTY, PLANT AND EQUIPMENT, NET	158,806	158,483
ADVANCE ROYALTIES, LESS CURRENT PORTION	5,372	4,861
INTANGIBLE ASSETS, NET	1,378	1,442
OTHER LONG-TERM ASSETS	9,089	7,177
Total assets	$227,915	$220,899

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable	$27,502	$26,893
Current portion of long-term debt	152,467	102,970
Current portion of reclamation and mine closure costs	5,972	3,869
Accrued taxes other than income taxes	1,271	1,213
Accrued payroll and related expenses	1,657	1,629
Other liabilities	1,910	2,491
Total current liabilities	190,779	139,065

LONG-TERM DEBT	2,552	41,557
RECLAMATION AND MINE CLOSURE COSTS	25,484	25,144
OTHER LONG-TERM LIABILITIES	3,793	3,806
Total liabilities	222,608	209,572

COMMITMENTS AND CONTINGENCIES	-	-

PARTNERS’ CAPITAL
Limited partners (20,830,305 and 20,51,190 units outstanding as of March 31, 2013 and December 31, 2012, respectively)	3,434	9,593
General partner (423,494 units outstanding as of March 31, 2013 and December 31, 2012, respectively)	(2,141)	(2,010)
Total Oxford Resource Partners, LP capital	1,293	7,583
Noncontrolling interest	4,014	3,744
Total partners’ capital	5,307	11,327
Total liabilities and partners’ capital	$227,915	$220,899

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands)

	Three Months Ended
	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,277)	$(15,685)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, depletion and amortization	12,933	13,682
Impairment and restructuring expenses	141	8,355
Interest rate swap adjustment to market	(12)	(161)
Amortization of deferred financing costs	648	452
Non-cash equity-based compensation expense	323	262
Accretion of reclamation and mine closure costs	508	381
Amortization of below-market coal sales contracts	(52)	(217)
Loss on disposal of assets	418	1,177
Changes in assets and liabilities:
Accounts receivable	(9,998)	(6,362)
Inventory	1,089	(846)
Advance royalties	(930)	199
Other assets	(1,387)	(578)
Accounts payable	542	2,302
Reclamation and mine closure costs	(1,650)	(1,552)
Deferred revenue	(1)	197
Other liabilities	(583)	(867)
Net cash from operating activities	(4,288)	739

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,887)	(6,124)
Purchase of coal reserves and land	(14)	(51)
Mine development costs	(1,042)	(856)
Proceeds from sale of assets	26	1,478
Change in restricted cash	(926)	(1,983)
Net cash from investing activities	(4,843)	(7,536)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on borrowings	(1,508)	(2,489)
Advances on line of credit	12,000	17,000
Capital contributions from partners	-	3
Distributions to partners	-	(9,236)
Net cash from financing activities	10,492	5,278
NET CHANGE IN CASH AND CASH EQUIVALENTS	1,361	(1,519)

CASH AND CASH EQUIVALENTS, beginning of period	3,977	3,032
CASH AND CASH EQUIVALENTS, end of period	$5,338	$1,513

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA1

  FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands)

	Three Months Ended
	March 31,
	2013	2012

Net loss	$(6,277)	$(15,685)

Adjustments:
Interest expense, net of interest income	2,921	2,717
Depreciation, depletion and amortization	12,933	13,682
Impairment and restructuring expenses	141	8,355
Loss on disposal of assets	418	1,177
Below-market coal sales contract amortization	(52)	(217)
Non-cash equity-based compensation expense	323	262
Non-cash changes in mine reclamation obligations	508	381
Non-recurring items	(1,890)	324
Adjusted EBITDA	$9,025	$10,996

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1 Adjusted EBITDA is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted EBITDA as net income or loss before deducting interest, income taxes, depreciation, depletion, amortization, impairment and restructuring expenses, loss on disposal of assets, below-market coal sales contract amortization, non-cash equity-based compensation expense, non-cash changes in mine reclamation obligations, and certain non-recurring items. Although Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to financing methods, capital structure or income taxes; our ability to generate cash sufficient to pay interest on our indebtedness, make distributions and fund capital expenditures; and our compliance with certain credit facility financial covenants. Because not all companies calculate Adjusted EBITDA the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS2

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands)

	Three Months Ended
	March 31,
	2013	2012

Net loss	$(6,277)	$(15,685)

Adjustment:
Impairment and restructuring expenses	141	8,355
Loss on disposal of assets	418	1,177
Adjusted Net Loss	$(5,718)	$(6,153)

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2 Adjusted Net Loss is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted Net Loss as net income or loss before deducting impairment and restructuring expenses and loss on disposal of assets. Although Adjusted Net Loss is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to significant items which are primarily non-cash and our restructuring efforts which are not typical operating activities. Because not all companies calculate Adjusted Net Loss the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

OPERATING STATISTICS3

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands, except per ton amounts)

	Three Months Ended
	March 31,
	2013	2012

Tons sold	1,673	1,930

Coal sales revenue per ton	$50.68	$49.13
Below-market coal sales contract amortization per ton	(0.03)	(0.11)
Cash coal sales revenue per ton	50.65	49.02
Cash cost of coal of coal sales	(44.25)	(43.09)
Cash margin per ton	$6.40	$5.93

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3 Per ton amounts are calculated by dividing the related amount on the financial statements by the number of tons sold. Although per ton amounts are not measures of performance calculated in accordance with GAAP, we believe they are useful to management and others, such as investors and lenders, in evaluating performance because they are widely used in the coal industry as a measure to evaluate a company's sales performance or control over costs. Because not all companies calculate these measures the same way, our calculations may not be comparable to similarly titled measures of other companies.